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                                                                  Exhibit 10.16

                                    EMPLOYEE STOCK
                                   PURCHASE PLAN II



         This Employee Stock Purchase Plan II (the "Plan") is adopted by the board of directors of International Logistics Limited, a Delaware corporation (the "Company"), as of the Plan Date.


                                      ARTICLE I

                              PURPOSE OF PLAN; STRUCTURE

         The Plan is adopted by the Board for employees of the Company and its Subsidiaries as a part of the compensation and incentive arrangements for such employees. The Plan is intended to advance the best interests of the Company by allowing such employees to acquire an ownership interest in the Company, thereby motivating them to contribute to the success of the Company and to remain in the employ of the Company and its Subsidiaries. The availability and offering of stock under the Plan will also enhance the Company's ability to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company.

         Pursuant to the Plan, Participants will be granted the right to acquire shares of the Company's Common Stock. Shares of the Company's Common Stock issued hereunder will be subject to transfer and other restrictions contained herein, the Subscription Agreement executed by such Participant, the Stockholders Agreement, the Registration Rights Agreement and/or in other similar agreements that may be executed by Participants.

         Each Participant will execute a Subscription Agreement in connection with his acquisition of Common Stock. All shares of such stock will be held subject to the terms of such Subscription Agreement and to the terms of the Stockholders Agreement and the Registration Rights Agreement (or to the terms of similar agreements that may be executed by Participants).

                                      ARTICLE II

                                     DEFINITIONS

         For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

         "AGGREGATE VALUE" means (EBITDA x 5) - (Debt - CA), where:



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              1.   EBITDA means the Company's consolidated earnings before
                   interest, taxes, depreciation and amortization for the four fiscal quarters of the Company ending on the Date of Termination computed in accordance with generally accepted accounting principles;

              2. Debt means any current or long-term indebtedness of the Company as of the Date of Termination (including capitalized lease obligations and accrued but unpaid interest), as set forth on the Company's consolidated balance sheet (prepared in accordance with generally accepted accounting principles) as of the Date of Termination; and

              3. CA means the Company's consolidated cash and cash equivalents on hand, including, without limitation, payments that have been received or will be received upon the exercise of options and warrants to the extent such options and warrants are included in Section 6.1(b), as set forth on its consolidated balance sheet (prepared in accordance with generally accepted accounting principles) as of the Date of Termination.

         "BOARD" means the board of directors of the Company.

         "COMMISSION" means the United States Securities and Exchange
Commission.

         "COMMON STOCK" means the Company's common stock, par value $0.001 per share, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

         "DATE OF TERMINATION" shall mean the date on which termination of the Participant's employment occurs, for any reason whatsoever, including, without limitation, death, disability, resignation, retirement or termination of employment with or without cause.

         "COMPANY" means International Logistics Limited, a Delaware corporation, or any successor corporation (whether by merger or consolidation or purchase of all or substantially all of the Company's assets determined on a consolidated basis).

         "EMPLOYEE" means an employee of the Company or any of its Subsidiaries, whether such employee's employment commences before, on or after the Plan Date.

         "OFFERED SHARES" means, with respect to any Participant, (a) any shares of Common Stock purchased by such Participant pursuant to Article V of this Plan and (b) any shares of the capital stock of the Company issued in respect of any of the securities described in clause (a) above, whether by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization. Offered Shares shall remain Offered Shares in the hands of any holder other than such Participant (except for (i) the Company and its successors-in-interest and transferees, and (ii) transferees in a Public Sale of Offered Shares that are vested


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as provided herein on the date of transfer) and except as otherwise expressly provided in this Plan, each such holder of Offered Shares shall succeed to all rights and obligations hereunder attributable to such Participant as a holder of Offered Shares.

         "ORIGINAL COST" of each Offered Share purchased will be equal to the amount of any consideration paid by the Participant for such Offered Share, adjusted to give effect to any stock split, stock dividend, share combination or other recapitalization occurring after such Offered Share was issued.

         "PARTICIPANT" means any Employee who is eligible to participate in the Plan as determined by the Board.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PLAN" means this Employee Stock Purchase Plan II, as amended from time to time in accordance with its terms.

         "PLAN DATE" means March 3, 1997.

         "PUBLIC SALE" means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act (if and as modified by Rule 701(c) under the Securities Act) effected through a broker, dealer or market maker.

         "REGISTRATION RIGHTS AGREEMENT" means the Second Amended and Restated Registration Rights Agreement dated as of November 7, 1996, by and among the Company and each of the holders listed on Exhibit A attached thereto, as the same may be amended from time to time. Each Participant shall be a party to the Registration Rights Agreement (or to an agreement containing comparable terms).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "STOCKHOLDERS AGREEMENT" means the Second Amended and Restated Stockholders Agreement dated as of November 7, 1996 by and among the Company and each of the holders listed on Exhibit A attached thereto, as the same may be amended from time to time. Each Participant shall be a party to the Stockholders Agreement (or to an agreement containing comparable terms).

         "SUBSIDIARY" means any corporation of which the Company owns, directly or through one or more intermediaries, securities having a majority of the ordinary voting power in electing the board of directors of such corporation.


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                                     ARTICLE III

                                    ADMINISTRATION

         The Plan shall be administered by the Board upon consultation with the Chairman and Chief Executive Officer of the Company. Subject to the requirements and the limitations of the Plan, the Board shall have the sole and complete responsibility and authority to: (a) select Participants; (b) issue and sell Offered Shares to Participants in such amounts as it shall determine;
(c) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan; (d) correct any defect or omission or reconcile any inconsistency in the Plan; and (e) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Board's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. Except as otherwise provided herein, all expenses associated with the administration of the Plan shall be borne by the Company. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such Persons or committee as it deems appropriate, and the use of the term "Board" herein shall be deemed to include reference to such Person or committee as the context may require.


                                      ARTICLE IV

                        LIMITATION ON AVAILABLE OFFERED SHARES

         4.1 OFFERED SHARES. The aggregate number of Offered Shares that will be made available for purchase by Participants pursuant to Article V hereof shall equal 75,000 shares of Common Stock.

         4.2 STATUS OF OFFERED SHARES. The Offered Shares available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine and shall be reserved by the Board for issuance as provided in the Plan. In the event any Offered Shares are not subscribed for within the period permitted therefor in Article V, the Offered Shares remaining unsubscribed shall resume the status of unreserved shares, available for such other purposes as the Board may determine, and shall not be available for purchase pursuant to the Plan (except as otherwise authorized by the Board pursuant to Section 7.4).

                                      ARTICLE V

                                    OFFERED SHARES

         5.1  RIGHT TO PURCHASE.  Subject to the conditions set forth in this
Article V, the Participants, in the aggregate, shall have the right, during the period specified in Section 5.2(a), to purchase all or any of such Participant's allocated portion, as determined by the Board in its discretion, of 75,000 shares of Common Stock at a purchase price of $30.00 per share;


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provided, however, that each Participant electing to purchase shares hereunder must purchase a minimum of 500 shares of Common Stock.

         5.2  EXERCISE OF RIGHT.

         (a) During the period commencing on the Plan Date and terminating 180 days thereafter (the "Offering Period"), up to 15 Participants (or such greater or lesser number as the Board shall determine, subject to Section 7.2) shall be eligible to exercise their right to purchase Offered Shares at any one time during the Offering Period.

         (b) A Participant that wishes to exercise his or her right to purchase Offered Shares must do so by completing, signing and delivering to the Company (to the attention of the Company's Secretary) (i) a copy of the subscription agreement attached hereto as ANNEX I (the "Subscription Agreement"), (ii) a copy of the Stockholders Agreement attached hereto as ANNEX II, (iii) a copy of the Registration Rights Agreement attached hereto as ANNEX III and (iv) a copy of the Investment Consideration Letter attached hereto as ANNEX IV (or, in each case, in such other form as the Board may adopt), together with payment in full for the Offered Shares being purchased thereby. Payment of the purchase price therefor shall be made in cash (including wire transfer, check, bank draft or money order). A Participant's right to subscribe for and purchase Offered Shares shall be subject to the satisfaction of all conditions set forth in the Subscription Agreement.

         5.3 TERMINATION OF RIGHT. Unless and to the extent otherwise extended by the Board, a Participant's right to purchase Offered Shares pursuant to this Article V shall terminate upon the expiration of the Offering Period.


                                      ARTICLE VI

                                REPURCHASE PROVISIONS

         6.1  REPURCHASE PROVISIONS APPLICABLE TO OFFERED SHARES

         (a) REPURCHASE RIGHT IN CASE OF TERMINATION. If at any time prior to an Initial Public Offering (as defined in the Stockholders Agreement attached hereto as ANNEX II), a Participant's employment with the Company and its Subsidiaries is terminated for any reason whatsoever, including, without limitation, death, disability, resignation, retirement or termination with or without cause, (i) the Company or its designee(s) (which designee(s) may be any person or entity that shall have been approved by the Board pursuant to the terms of the Stockholders Agreement) shall have the exclusive and irrevocable option (a "call"), exercisable in its sole discretion, to repurchase, in whole or in part, the Offered Shares that are then owned by such Participant or any transferee and (ii) Participant shall have the exclusive and irrevocable option (a "put"), exercisable in such Participant's sole discretion, to sell to the Company, in whole or in part, the Offered Shares that are then owned by such Participant or any transferee. Either party may exercise the call and/or the put (as applicable) for all or any portion of the Offered Shares subject to such repurchase hereunder by delivering written notice (a "Repurchase Notice")


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(i) if by the Company, to the holder or holders of such Offered Shares, and (ii)
if by Participant, to the Company, within 60 days of the Participant's Date of Termination. The Repurchase Notice will set forth the number of Offered Shares to be acquired from or sold by each holder, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. Each terminated Participant and transferee shall be obligated to resell the Offered Shares as provided in this Section 6.1 in response to an exercise by the Company of its call under this Section. The Company shall be obligated to repurchase the Offered Shares as provided in this Section 6.1 in response to an exercise by a Participant of its put under this Section.

         The number of Offered Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Offered Shares held by the terminated Participant. If the number of Offered Shares then held by such Participant is less than the total number of Offered Shares the Company has elected to call or the Participant has elected to put, the Company shall purchase the remaining Offered Shares elected to be purchased from such Participant's transferees, PRO RATA according to the number of Offered Shares held by such other transferees as of the Date of Termination (determined as nearly as practicable to the nearest share).

         The consummation of the purchase or purchases of such Offered Shares pursuant to the Company's exercise of its call or the Participant's exercise of its put shall take place on the date and in the manner designated by the Company or the Participant, as applicable, in the Repurchase Notice, which date shall not be more than 30 days after the delivery of Repurchase Notice; PROVIDED, HOWEVER, that the Company may consummate its purchase of such Offered Shares pursuant to its exercise of its call by delivering payment for such Offered Shares being repurchased by it along with the Repurchase Notice. The Company will pay for the Offered Shares to be purchased by it pursuant to the exercise of a call or a put by delivery of a check in an amount equal to the applicable repurchase price for the Offered Shares being repurchased. The Company will, in connection with such repurchase, be entitled to receive customary representations and warranties from the sellers regarding such sale and to require that all sellers' signatures be guaranteed.

         Notwithstanding anything to the contrary contained in this Plan, all repurchases of Offered Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Offered Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions and the time periods for exercise of its rights hereunder shall be tolled during any such period of disability. The Company shall pay interest on any portion of the Offered Shares being repurchased subject to the restrictions set forth in this paragraph, which interest shall accrue at an annual rate of 10% and be paid on the date such restricted portion of the Offered Shares are repurchased.

         (b) PURCHASE PRICE. The purchase price per share for any Offered Shares purchased pursuant to Section 6.1(a) shall be equal to the amount obtained by dividing (A) the Aggregate Value determined as of the last day of the Company's fiscal quarter ending


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immediately preceding the Date of Termination by (B) the number of shares of
Common Stock outstanding and shares subject to options and warrants (to the extent such options and warrants are in the money) on the Date of Termination. The Board (excepting any director who is a Participant) shall determine the purchase price per share in the manner set forth in this Section; PROVIDED, HOWEVER, that the Participant or his transferee, as applicable, may in good faith challenge the Board's determination and require that the purchase price per share be determined by the Company's independent auditors in the manner set forth in this section. The result of such determination shall be binding on the Company and the Participant or his transferee, as the case may be. The expenses of such determination shall be borne by the Company.

         6.2 TRANSFER RESTRICTIONS. Each Participant acquiring Offered Shares shall hold those shares subject to the terms of the Stockholders Agreement and the Registration Rights Agreement and the terms of the Subscription Agreement executed by such Participant. As provided in the Stockholders Agreement the Offered Shares may be transferred in certain limited circumstances. Any transferee of any Offered Shares shall take those shares subject to the terms of the Plan, including, without limitation, the repurchase rights set forth in this
Article VI, the Subscription Agreement executed by the transferor Participant, the Stockholders Agreement and the Registration Rights Agreement. Any such transferee must, upon the request of the Company, execute an agreement agreeing to be bound by the Plan and such restrictions and must agree to such other waivers, limitations and restrictions as the Company may reasonably require.
The Company shall not, and shall not permit any transfer agent or registrar for any shares of the Company's capital stock to, transfer upon the books of the Company any shares of the Company's capital stock originally issued under or pursuant to the Plan in any manner except in accordance with this provision, and any purported transfer not in compliance herewith shall be void.


                                     ARTICLE VII

                                    MISCELLANEOUS

         7.1 RIGHTS OF PARTICIPANTS. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment at any time (with or without cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue such employee's present (or any other) rate of compensation. Transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company and from one Subsidiary to another shall not be considered a termination of such Employee's employment for purposes of this Plan. No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

         7.2 SECURITIES LAWS RESTRICTIONS. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer, issue or sell any Offered Share to any Person if, in the judgment of the Board, such offer, issuance, or sale may violate federal or applicable state securities laws or regulations or may require the Company to register or qualify any such securities under any federal or state securities laws, or require the Company or any of its agents


                                          7
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or representatives to register or qualify with any governmental agency or regulatory organization, pursuant to such laws or regulations.

         7.3 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may not suspend, terminate or materially amend the Plan or any portion thereof at any time without the consent of Participants who hold a majority in interest of the Offered Shares issued pursuant to the Plan (measured on the basis of Original Cost), or without such greater or other stockholder approval to the extent such approval is required by law, agreement or rules of any exchange upon which the Common Stock is listed.

         7.4 ADJUSTMENTS. In the event of a reorganization, recapitalization, stock dividend, stock split, share combination or other change in the shares of Common Stock, the Board may make such adjustments in the number and type of shares authorized by the Plan as may be determined to be appropriate and equitable.

         7.5 CONSTRUCTION OF PLAN. The validity, construction, interpretation, administration and effect of the Plan shall be determined in accordance with the local law, and not the law of conflicts, of the State of Delaware.

         7.6 INDEMNIFICATION. In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Offered Shares issued hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; PROVIDED, HOWEVER, that any such Board member shall be entitled to the indemnification rights set forth in this Section 7.6 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

         7.7 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made and served either by personal delivery to the person for whom it is intended or if deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:


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    If to the Company, addressed to:

                        International Logistics Limited
                        330 South Mannheim Road
                        Hillside, Illinois 60162
                        Attention:  Chief Executive Officer

    With copies to:     Milbank, Tweed, Hadley & McCloy
                        601 South Figueroa Street
                        Suite 3100
                        Los Angeles, California 90017
                        Attention:  Eric H. Schunk, Esq.

    If to any Participant, addressed to:

                   such Participant at its address shown on the stock records of the Company, or at such other address as such Participant may specify by written notice to the Company

         7.8 SECURITIES LAWS RESTRICTIONS AND ADDITIONAL RESTRICTIONS ON TRANSFER OF OFFERED SHARES.

         (a) Each Participant purchasing Offered Shares will be required to represent to the Company in the Subscription Agreement that such Participant is purchasing Offered Shares for his or her own account for investment and not on behalf of others or otherwise with a view toward distributing them. Each Participant is advised that federal securities laws, state securities laws and foreign securities or other applicable laws govern and restrict each Participant's right to offer, sell or otherwise dispose of any Offered Shares unless such Participant's offer, sale or other disposition thereof is registered under the Securities Act, state securities laws or applicable foreign securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Any Participant desiring to purchase Offered Shares will be required to agree that such Participant will not offer, sell or otherwise dispose of any such Offered Shares in any manner which would: (i) require the Company to file any registration statement with the Commission (or any similar filing under state law or foreign law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state, federal law or foreign law. The certificates for any Offered Shares will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

         (b) The certificates representing the Offered Shares will bear the following legend:

    "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), ANY STATE SECURITIES LAW OR ANY FOREIGN SECURITIES


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    OR OTHER APPLICABLE FOREIGN LAW, AND SUCH SECURITIES MAY NOT BE SOLD,
    TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT, ANY APPLICABLE STATE SECURITIES LAW OR ANY FOREIGN SECURITIES OR OTHER APPLICABLE FOREIGN LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED."

    "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 7, 1996, A SUBSCRIPTION AGREEMENT, DATED ________, 1997, A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 7, 1996, AND AN EMPLOYEE STOCK PURCHASE PLAN II ADOPTED AS OF MARCH 3, 1997 COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. SUCH STOCKHOLDERS AGREEMENT, SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT PROVIDE, AMONG OTHER THINGS, FOR CERTAIN RESTRICTIONS ON VOTING, SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THAT SUCH SECURITIES MAY BE SUBJECT TO PURCHASE BY THE COMPANY AS WELL AS CERTAIN OTHER PERSONS UPON THE OCCURRENCE OF CERTAIN EVENTS. ANY ISSUANCE, SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE TO PERSONS WHO ARE NOT A PARTY TO SUCH STOCKHOLDERS AGREEMENT SHALL BE NULL AND VOID."

         (c) Notwithstanding any other provision of this Plan, the Company may refuse to register any transfer of Offered Shares if the registration of such transfer would require the Company to register any class of equity securities with the Commission under the Securities Exchange Act (except in connection with an effective registration statement under the Securities Act).

         (d) Unless otherwise provided in the Stockholders Agreement or the Registration Rights Agreement, no holder of Offered Shares may effect any Public Sale or distribution of any Offered Shares or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the ten days prior to and the 120 days after the effectiveness of any underwritten public offering of any class of the Company's equity securities, except as part of such underwritten public offering or if otherwise consented to by the Company in writing prior to such sale or distribution.

         7.9 TERMINATION. Unless earlier terminated as expressly provided herein, this Plan and all the restrictions and rights contained herein shall terminate on the tenth anniversary from the Plan Date.


                                  10
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                                       ANNEXES




I.  Subscription Agreement

II. Stockholders Agreement

III.     Registration Rights Agreement

IV. Investment Consideration Letter













                                          11

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                          AMENDMENT NO. 1 TO EMPLOYEE STOCK
                                   PURCHASE PLAN II



         This Amendment No. 1 to the Employee Stock Purchase Plan II (the "Plan") is adopted by the Compensation Committee of the Board of Directors of International Logistics Limited, a Delaware corporation (the "Company"), effective as of the Plan Date (as such term is defined in the Plan).


         A. AMENDMENT. The Executive Committee of the Board of Directors of the Company hereby amends the first sentence of Section 5.2 of Article V of the Plan in its entirety to read as follows:

         "During the period commencing on the Plan Date and terminating 180 days thereafter (the "Offering Period"), up to 50 Participants (or such greater or lesser number as the Board shall determine, subject to
         Section 7.2) shall be eligible to exercise their right to purchase Offered Shares at any one time during the Offering Period."

         B. EFFECT. Except as otherwise modified herein, all other terms and provisions of the Plan shall remain in full force and effect.

                          AMENDMENT NO. 2 TO EMPLOYEE STOCK
                                   PURCHASE PLAN II



         This Amendment No. 2 to the Employee Stock Purchase Plan II (the "Plan") is adopted by the Compensation Committee of the Board of Directors of International Logistics Limited, a Delaware corporation (the "Company"), effective as of the Plan Date (as such term is defined in the Plan).


         A. AMENDMENT. The Executive Committee of the Board of Directors of the Company hereby amends the first sentence of Section 5.2 of Article V of the Plan in its entirety to read as follows:

         "During the period commencing on the Plan Date and terminating on September 30, 1997 (the "Offering Period"), up to 50 Participants (or such greater or lesser number as the Board shall determine, subject to
         Section 7.2) shall be eligible to exercise their right to purchase Offered Shares at any one time during the Offering Period."

         B. EFFECT. Except as otherwise modified herein, all other terms and provisions of the Plan shall remain in full force and effect.